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                                                                   Exhibit 10.70

                              THIRD AMENDMENT TO
                             AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT


     Third Amendment dated as of March 31, 2000 to Amended and Restated Revolving Credit Agreement (the "Third Amendment"), by and among TIER TECHNOLOGIES, INC., a California corporation (the "Company"), TIER TECHNOLOGIES (UNITED KINGDOM), INC., a Delaware corporation ("Tier UK" and, collectively with the Company, the "Borrowers" and each individually, a "Borrower") and FLEET NATIONAL BANK (formerly known as BankBoston, N.A.) (the "Bank"), amending certain provisions of the Amended and Restated Revolving Credit Agreement dated as of May 28, 1999 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrowers and the Bank. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

     WHEREAS, the Borrowers and the Bank have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Third Amendment;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     (S)1.  Amendment to (S)1 of the Credit Agreement. Section 1.1 of the Credit
            -----------------------------------------
Agreement is hereby amended as follows:

     (a) the definition of "Loan Documents" is hereby amended by inserting immediately after the words "Collateral Instrument" a comma and the words "the Subordination Agreement";

     (b) Section 1.1 is further amended by inserting the following definitions in the appropriate alphabetical order:

                 Chapman Acquisition. The acquisition by the Company of certain
                 -------------------
     of the assets of Harris Chapman pursuant to the terms of the Chapman Purchase Agreement for an aggregate purchase price of not more than $2,049,000.

                 Chapman Purchase Agreements.  That certain Agreement for
                 ---------------------------
     Purchase and Sale of Assets dated as of March 9, 2000 by and among Harris Chapman, a Florida corporation, Richard E. Kristensen and the Company.

                 Purchase Agreements.  Collectively, the SCA Purchase Agreement
                 -------------------
     and the Chapman Purchase Agreement.
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                                      -2-


          SCA Acquisition.  The acquisition by the Company of certain of the
          ---------------
     assets of The SCA Group, Inc. pursuant to the terms of the SCA Purchase Agreement for an aggregate purchase price of not more than $14,455,000.

          SCA Purchase Agreement.  That certain Agreement for Purchase and Sale
          ----------------------
     of Assets dated as of March 9, 2000 by and among The SCA Group, Inc., George R. Stout and the Company.

          SCA Security Agreement.  That certain Security Agreement dated as of
          ----------------------
     March 31, 2000 by and between The SCA Group, Inc. and the Company, which agreement shall be in form and substance satisfactory to the Bank.

          Subordination Agreement.  That certain Intercreditor Agreement dated
          -----------------------
     as of the date hereof by and among The SCA Group, Inc., the Bank and the Company, which agreement shall be in form and substance satisfactory to the Bank.

     (S)2.  Amendment to (S)5 of the Credit Agreement.  Section 5 of the Credit
            -----------------------------------------
Agreement is hereby amended as follows:

     (a) Section 5.8 of the Credit Agreement is hereby amended by deleting the amount "$3,700,000" which appears in subparagraph (d) of Section 5.8 and substituting in place thereof the amount "$2,300,000".

     (b) Section 5.9 of the Credit Agreement is hereby amended by deleting the ratio "(less than)1.75" which appears in the table set forth in Section 5.9 and substituting in place thereof the ratio "(less than)4.70".

     (S)3.  Amendment to Section 6 of the Credit Agreement.  Section 6 of the
            ----------------------------------------------
Credit Agreement is hereby amended as follows:

     (a) Section 6.1(f) of the Credit Agreement is hereby amended by deleting the words "Indebtedness does not exceed $5,000,000 outstanding at any time" which appear in Section 6.1(f) and substituting in place thereof the words "Indebtedness does not exceed (i) $5,000,000 outstanding at any time from the Closing Date through December 30, 1999; and (ii) $8,000,000 outstanding at any time thereafter".

     (b) Section 6.1(j) of the Credit Agreement is hereby amended by deleting the word "and" which appears at the end of Section 6.1(j).

     (c) Section 6.1(k) of the Credit Agreement is hereby amended by deleting the period which appears at the end of Section 6.1(k) and substituting in place thereof a semicolon and the word "and".

     (d) Section 6.1 of the Credit Agreement is amended by inserting immediately after the text of Section 6.1(k) the following:
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                                      -3-

     (k) Indebtedness of the Company to (i) The SCA Group, Inc. in an aggregate principal amount of not more than $14,455,000 pursuant to the terms of the SCA Purchase Agreement provided that the Borrower reduces the amount of such
                           --------
Indebtedness to an aggregate amount of not more than $9,850,000 by not later than April 10, 2000 and (ii) Harris Chapman in an aggregate principal amount of not more than $2,049,000 pursuant to the terms of the Chapman Purchase Agreement provided that the Borrower reduces the amount of such Indebtedness to an
--------
aggregate amount of not more than $1,549,000 by not later than April 10, 2000.

     (e) Section 6.3 of the Credit Agreement is amended by deleting the amount "$1,000,000" which appears in Section 6.3 of the Credit Agreement and substituting in place thereof the amount "$1,700,000".

     (f) Section 6.5 of the Credit Agreement is hereby amended by (i) deleting the word "and" which appears at the end of Section 6.5(f); (ii) deleting the period which appears at the end of Section 6.5(g) and substituting in place thereof a semicolon and the word "and"; and (iii) inserting immediately at the end of Section 6.5(g) the following:

     (h) liens in favor of The SCA Group, Inc. on certain of the assets of the Company pursuant to the SCA Security Agreement to secure not more than $4,950,000 of the Indebtedness permitted by Section 6.1(l), and solely to secure that portion of the Indebtedness incurred solely pursuant to Section 2.4(b) of the SCA Purchase Agreement.

     (g)    Section 6.6 of the Credit Agreement is hereby amended by deleting
Section 6.6 in its entirety and restating it as follows:

            6.6.  Merger; Consolidation; Sale or Lease of Assets; Other
                  -----------------------------------------------------
Acquisitions. Neither the Company nor any of its Subsidiaries shall sell, lease
------------
     or otherwise dispose of assets or properties in excess of $100,000 during any fiscal year (valued at the lower of cost or market), other than sales of inventory in the ordinary course of business in any fiscal year; or liquidate, merge or consolidate into or with any other person or entity, or otherwise acquire any other entity, provided that any Subsidiary of the Company may merge or consolidate into or with (i) the Company if no Default would result from such merger and if the Company is the surviving company, or (ii) any other wholly-owned Subsidiary of the Company and provided
                                                                  --------
     further, that the Company or any Subsidiary of the Company may enter into
     -------
     the SCA Acquisition, the Chapman Acquisition or a merger or acquire any other entity or other assets so long as, in each case, (a) in the case of a merger, the Company or such Subsidiary, as the case may be, is the surviving entity of such merger; (b) no Default or Event of Default has occurred and is continuing or would exist as a result of the merger or acquisition, as the case may be; (c) the Company has delivered to the Bank seven (7) Business Day's prior written notice of such merger or acquisition, which notice shall provide the Bank with a reasonably detailed description of the proposed merger or
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                                      -4-

     acquisition; (d) the business to be acquired would not subject the Bank to regulatory or third party approvals in connection with the exercise of any of their rights and remedies under this Agreement or the other Loan Documents; (e) the business or assets so acquired shall be acquired free and clear of all liens, encumbrances and Indebtedness, provided, however, as to the SCA Acquisition, the sellers shall be entitled to a security interest in certain of the assets of the Company pursuant to the terms of the SCA Security Agreement so long as such security interest is subordinated to the security interest in favor of the Bank pursuant to the terms of the Subordination Agreement; (f) the Company or such other applicable Person involved in the acquisition or merger has taken or caused to be taken all necessary action to grant to the Bank a first priority perfected lien in all assets and capital stock or other equity interests to be acquired in connection with such acquisition or merger (including, without limitation, the SCA Acquisition and the Chapman Acquisition), to the extent provided in the applicable provisions of Section VIII; (g) any new Domestic Subsidiary formed as a result of such acquisition or merger shall become a Guarantor hereunder and shall execute and deliver to the Bank all applicable Security Documents; (h) the Company has demonstrated to the satisfaction of the Bank, based on a pro forma compliance certificate,
                                              ---------
     compliance with all the financial covenants contained herein on a pro forma basis immediately prior to and after giving effect to such acquisition or merger (provided, to the extent the Company is not able to calculate such pro forma compliance due to the accounting methods used by the Person to be acquired or merged, the Company shall deliver to the Bank a certification that, to the best of the Company's knowledge, no Default or Event of Default will exist after giving effect to the acquisition and, in addition, the Company shall be required to deliver such pro forma compliance certificate within sixty (60) days from the date of the consummation of the acquisition or merger); and (i) the aggregate purchase price consisting of any consideration other than the capital stock of the Company for any single acquisition or merger or series of related acquisitions or mergers shall not exceed $14,455,000 in the case of the SCA Acquisition, $2,049,000 in the case of the Chapman Acquisition and $5,000,000 in all other cases and the aggregate purchase price consisting of any consideration other than the capital stock of the Company for all mergers and acquisitions shall not exceed $18,700,000 over the life of this Agreement.

     (S)4.  Conditions to Effectiveness.  This Third Amendment shall not become
            ---------------------------
effective until the Bank receives the following:

     (a) a counterpart of this Third Amendment, executed by the Borrowers and the Banks;

     (b) a counterpart of the Subordination Agreement, executed by the Company, the Bank and The SCA Group, Inc.;
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                                      -5-

     (c) executed copies of each of the SCA Purchase Agreement, the Chapman Purchase Agreement and the SCA Security Agreement (together with any other documents or instruments executed in connection therewith);

     (d) evidence satisfactory to the Bank that all of the conditions set forth in Section 6.6 of the Credit Agreement have been satisfied; and

     (e) payment to the Bank of an amendment fee in the amount of $8,000 for the account of the Bank.

     (S)5.  Representations and Warranties.  The Borrowers hereby repeat, on
            ------------------------------
and as of the date hereof, each of the representations and warranties made by them in (S)4 of the Credit Agreement, and such representations and warranties remain true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Credit Agreement shall refer to
--------
such Credit Agreement as amended hereby. In addition, each Borrower hereby represents and warrants that the execution and delivery by each Borrower and its Subsidiaries of this Third Amendment and the performance by such Borrower and its Subsidiaries of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents are within the corporate authority of each such Borrower and its Subsidiaries and has been duly authorized by all necessary corporate action on the part of such Borrower and its Subsidiaries.

     (S)6.  Ratification, Etc.  Except as expressly amended hereby, the Credit
            ------------  ---
Agreement, the Security Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Third Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

     (S)7.  No Waiver.  Nothing contained herein shall constitute a waiver of,
            ---------
impair or otherwise affect any Obligations, any other obligation of the Borrowers or any rights of the Bank consequent thereon.

     (S)8.  Counterparts.  This Third Amendment may be executed in one or more
            ------------
counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     (S)9.  Governing Law.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND
            -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).
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                                      -6-

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as a document under seal as of the date first above written.

                              TIER TECHNOLOGIES, INC.


                              By:/s/ Laura B. DePole
                                 ---------------------------------
                              Title:  Chief Financial Officer

                              TIER TECHNOLOGIES
                                (UNITED KINGDOM), INC.


                              By: /s/ James L. Bildner
                                 ---------------------------------
                              Title: Director

                              FLEET NATIONAL BANK


                              By: /s/ illegible
                                 ---------------------------------
                              Title:  S.V.P.